Exhibit A

TRANSACTIONS SINCE THE MOST RECENT FILING

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Issuer since the most recent filing of Schedule 13D on June 5, 2020:

Account	Date of Transaction	Transaction Type (Purchase or Sale)	Shares	Price
WORLD	6/16/2020	Sale	71,979	$33.53
Managed Account	6/22/2020	Sale	24959	$32.78
WORLD	6/23/2020	Sale	29838	$33.06
IVAGF	6/30/2020	Sale	21,594	$31.21
IVAGF	7/1/2020	Sale	8,188	$31.18
WORLD	7/2/2020	Sale	31,229	$31.45
Managed Account	7/6/2020	Purchase	8863	$31.99
WORLD	7/13/2020	Sale	15,051	$31.98
Managed Account	7/13/2020	Sale	23,622	$31.85
WORLD	7/14/2020	Sale	27033	$32.14
Managed Account	7/14/2020	Sale	4,406	$31.60
Managed Account	7/14/2020	Sale	19,216	$32.14
WORLD	7/15/2020	Sale	29215	$34.79
SICAV	7/16/2020	Sale	74,294	$34.72
WORLD	7/22/2020	Sale	48,789	$36.32
SICAV	7/22/2020	Sale	3181	$36.32
WORLD	7/29/2020	Sale	30,123	$35.80
SICAV	7/29/2020	Sale	7,050	$35.80
IVAGF	7/31/2020	Sale	1,160	$34.26
WORLD	8/3/2020	Sale	35,993	$34.26
SICAV	8/3/2020	Sale	1,395	$34.26
Managed Accounts	8/3/2020	Sale	7,919	$34.26
IVAGF	8/3/2020	Sale	145	$33.53
IVAGF	8/3/2020	Sale	1,103	$33.98
WORLD	8/3/2020	Sale	4,501	$33.53
WORLD	8/3/2020	Sale	53,994	$33.98
SICAV	8/3/2020	Sale	175	$33.53
SICAV	8/3/2020	Sale	1,326	$33.98
Managed Accounts	8/3/2020	Sale	990	$33.53
Managed Accounts	8/3/2020	Sale	7,531	$33.98
WORLD	8/6/2020	Sale	23,989	$35.67